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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qwest Corporation:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to Qwest Corporation's adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, effective January 1, 2007.

KPMG LLP
Denver, Colorado November 3, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm